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                                                                       EXHIBIT 5
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
                                                     SMITH, GAMBRELL & RUSSELL
                                    A PARTNERSHIP OF PROFESSIONAL CORPORATIONS AND INDIVIDUALS
                                                         ATTORNEYS AT LAW
                                                    SUITE 3100, PROMENADE II                                ATLANTA FINANCIAL CENTER
(404) 815-3500                                     1230 PEACHTREE STREET, N.E.                                    SUITE 1800
TELECOPIER (404) 815-3509                          ATLANTA, GEORGIA 30309-3592                             3343 PEACHTREE ROAD, N.E.
                                                            ________                                     ATLANTA, GEORGIA 30326-1010
                                                                                                                 (404) 264-2620
                                                        ESTABLISHED 1893                                   TELECOPIER (404) 264-2652
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                                October 20, 1995



Board of Directors
Roadmaster Industries, Inc.
250 Spring Street, S.W.
Suite 3 South
Atlanta, GA 30303

         RE:     Roadmaster Industries, Inc. Registration Statement on Form S-3
No. 33-______

Gentlemen:

         In connection with the secondary offering of up to 1,969,855 shares of Common Stock, par value $.001 per share (the "Securities") of Roadmaster Industries, Inc. (the "Company"), we have examined the following:

         1. A copy of Registration Statement No. 33-______ as filed with the Securities and Exchange Commission on or about October 20, 1995, and the Exhibits filed with and as a part of said Registration Statement;

         2. A copy of the Certificate of Incorporation of the Company and amendments thereto;

         3. A copy of the By-laws of the Company and respective amendments thereto; and

         4. Copies of the minutes of the meetings of the Board of Directors of the Company or committees thereof, or both, in each respective case deemed by us to be relevant to this opinion.

Further, in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing and said Registration Statement. In rendering the opinion set forth below, we have assumed that the Securities will be sold as described in the Registration Statement.

         Based on the foregoing, it is our opinion that:

         (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

         (ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

         (iii) the issuance and sale of the Securities have been duly and validly authorized; and
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Board of Directors
Roadmaster Industries, Inc.
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         (iv)    the Securities when issued will be fully paid, non-assessable and free of preemptive rights.

         We do not purport to be experts in the laws of any jurisdiction other than the State of Georgia, laws of the United States and the General Corporation Law of the State of Delaware, and this opinion is, accordingly, based solely upon our examination and knowledge of the laws of the State of Georgia, laws of the United States, and the General Corporation Laws of the State of Delaware.

         We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-3 and to the reference to this firm under the caption "Validity of Common Stock" in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           SMITH, GAMBRELL & RUSSELL



                                           By:     David J. Harris
                                              ----------------------------------
                                                   David J. Harris
DJH/lrm